ARTICLES OF INCORPORATION

                                OF

                  LEASE ACQUISITION CORPORATION


         The undersigned incorporator, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Indiana Business
Corporation Law, as amended (hereinafter referred to as the "Corporation Law"), executes the following Articles of Incorporation.


                            ARTICLE I

                               Name

         The name of the Corporation is Lease Acquisition Corporation.


                            ARTICLE II

                       Purposes and Powers

         Section 2.1. Purposes of the Corporation. The purpose for which the
Corporation is formed is to engage in the transaction of any or all lawful business for which corporations may now or hereafter be incorporated under the Corporation Law.

         Section 2.2. Powers of the Corporation. The Corporation shall have (a) all powers now or hereafter authorized by or vested in corporations pursuant to the provisions of the Corporation Law, (b) all powers now or hereafter vested in corporations by common law or any other statute or act, and (c) all powers authorized by or vested in the Corporation by the provisions of these Articles of Incorporation or by the provisions of its By-Laws as from time to time in effect.


                           ARTICLE III

                        Term of Existence

         The  period  during  which  the  Corporation   shall  continue  is
perpetual.


                            ARTICLE IV

                   Registered Office and Agent

         The street address of the Corporation's registered office is 300 North Meridian
Street, Suite 2700, Indianapolis, Indiana 46204 and the name of its registered agent at such office is Daniel L. Boeglin.


                            ARTICLE V

                              Shares

         Section 5.1. Authorized Classes and Number of Shares. The total number of shares which the Corporation has authority to issue shall be 20,000 shares, consisting of
10,000  common shares (the "Common Shares") and 10,000 special shares  (the
"Special
Shares").  The Corporation's shares do not have any par or stated value.

         Section  5.2.  General Terms of All Shares.  The Corporation shall have the
power to acquire (by purchase, redemption or otherwise), hold, own, pledge, sell, transfer, assign, reissue, cancel or otherwise dispose of the shares of the Corporation in the manner
and
to the extent now or hereafter permitted by the laws of the State of Indiana (but such power
shall not imply an obligation on the part of the owner or holder of any share to sell or otherwise transfer such share to the Corporation), including the power to purchase, redeem
or
otherwise acquire the Corporation's own shares, directly or indirectly, and without pro rata treatment of the owners or holders of any class or series of shares, unless, after giving effect thereto, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities
(calculated without regard to any amounts that would be needed, if the Corporation were to be
dissolved at the time of the purchase, redemption or other acquisition, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to
those of the holders of  the  shares  of  the  Corporation being purchased, redeemed or
otherwise
acquired, unless otherwise expressly provided with respect to a series of Special Shares in the
provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to
Section 5.5 hereof describing the terms  of  such  series).   Shares of the
Corporation
purchased,
redeemed or otherwise acquired by it shall constitute authorized but unissued shares unless the
Board  of  Directors  adopts  a  resolution  providing   that  such  shares
constitute authorized and
issued but not outstanding shares.

         The Board of Directors of the Corporation may dispose of, issue and sell shares in accordance with, and in such amounts as may be permitted by, the laws of the State of
Indiana and the provisions of these Articles of Incorporation and for such consideration, at such price or prices, at such time or times and upon such terms and conditions (including the privilege of selectively repurchasing the same) as the Board of Directors of the Corporation shall determine, without the authorization or approval by any shareholders of the
Corporation.
Shares may be disposed of, issued and sold to such persons, firms or corporations as the
Board of Directors may determine, without any preemptive or other right on the part of the owners or holders of other shares of the Corporation of any class or kind to acquire such shares by reason of their ownership of such other shares.

         When the Corporation receives the consideration specified in a subscription agreement entered into before incorporation, or for which the Board of Directors authorized the issuance of shares, as the case may be, the shares issued therefor shall be fully paid and nonassessable.

         The Corporation shall have the power to declare and pay dividends or other distributions upon the issued and outstanding shares of the Corporation, subject to the limitation that a dividend or other distribution may not be made if, after giving it effect, the
Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities (calculated without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the dividend or other distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of shares receiving the dividend or other distribution, unless otherwise expressly provided with respect to a series of Special Shares in the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to Section 5.5 hereof describing the terms of such series). The Corporation shall have the power to issue shares of one class or series as a share dividend or other distribution in respect of that class or series or one or more other classes or series.

         Section 5.3.  Voting Rights of Shares.

         (a) Common Shares. Except as otherwise provided by the Corporation Law and subject to such shareholder disclosure and recognition
    procedures (which may include voting prohibition sanctions) as the Corporation may by action of its Board of Directors establish, the Common Shares have unlimited voting rights and each outstanding Common Share shall, when validly issued by the Corporation, entitle the record holder thereof to one vote
    at all shareholders' meetings on all matters submitted to a vote of the shareholders of the Corporation.

         (b) Special Shares. Except as required by the Corporation Law or by the provisions of these Articles of Incorporation adopted by the Board of
    Directors pursuant to Section 5.5 hereof describing the terms of Special Shares or a series thereof, the holders of Special Shares shall have no voting rights or powers. Special Shares shall, when validly issued by the Corporation, entitle the record holder thereof to vote as and on such matters, but only as and on such matters, as the holders thereof are entitled to vote under the Corporation
    Law or under the provisions of these Articles of Incorporation adopted by the
    Board of Directors pursuant to Section 5.5 hereof describing the terms of
    Special Shares or a series thereof (which provisions may provide for special, conditional, limited or unlimited voting rights, including multiple or fractional votes per share, or for no right to vote, except to the extent required by the
    Corporation Law) and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of the Board of Directors establish.

         Section 5.4. Other Terms of Common Shares. The Common Shares shall be equal in every respect insofar as their relationship to the Corporation is concerned, but such equality of rights shall not imply equality of treatment as to redemption or other acquisition of shares by the Corporation. Subject to the rights of the holders of any outstanding Special
Shares issued under Section 5.5 hereof, the holders of Common Shares shall be entitled to share ratably in such dividends or other distributions (other than purchases, redemptions or other acquisitions of shares by the Corporation), if any, as are declared and paid from time to time on the Common Shares at the discretion of the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, after payment shall have been made to the holders of the Special Shares of the full amount to which they shall be entitled under this Article V, the holders of Common Shares shall be entitled, to the exclusion of the holders of the Special Shares of any and all series, to share, ratably according to the number of shares of Common Shares held by them, in all remaining assets of the Corporation available for distribution to its shareholders.

         Section 5.5.  Other Terms of Special Shares.

         (a) Special Shares may be issued from time to time in one or more series, each such series to have such distinctive designation and such preferences, limitations and relative voting and other rights as shall be set forth
    in these Articles of Incorporation. Subject to the requirements of the Corporation Law and subject to all other provisions of these Articles of
    Incorporation, the Board of Directors of the Corporation may create one
or
    more series of  Special  Shares  and  may  determine  the  preferences, limitations
    and  relative voting and other rights of one or more series of  Special
Shares
    before the issuance of any shares of that series by the adoption of an amendment to these Articles of Incorporation that specifies the terms of the
    series of Special  Shares.   All  shares  of a series of Special Shares
must have
    preferences, limitations and relative voting and other rights identical with those of other shares of the same series and, if the description of the series set forth in these Articles of Incorporation so provides, no series of Special Shares need have preferences, limitations or relative voting or other rights identical with those of any other series of Special Shares.

         Before issuing any shares of a series of Special Shares, the Board of
    Directors shall adopt an amendment to these Articles of Incorporation, which shall be effective without any shareholder approval or other action, that sets forth the preferences, limitations and relative voting and other rights of the series, and authority is hereby expressly vested in the Board of Directors, by such amendment:

              (i) To fix the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

              (ii)   To  fix  the  voting rights of such series, which  may
consist of
         special,  conditional,  limited   or   unlimited   voting  rights,
including
         multiple or fractional votes per share, or no right to vote (except to the extent required by the Corporation Law);

              (iii) To fix the dividend or distribution rights of such series and the manner of calculating the amount and time for payment of dividends or distributions, including, but not limited to:

                   (1)  the dividend rate, if any, of such series;

                   (2) any limitations, restrictions or conditions on the payment of dividends or other distributions, including whether dividends or other distributions shall be noncumulative or cumulative or partially cumulative and, if so, from which date or dates;

                   (3) the relative rights of priority, if any, of payment of dividends or other distributions on shares of that series in relation to Common Shares and shares of any other series of Special shares; and

                   (4) the form of dividends or other distributions, which may be payable at the option of the Corporation, the shareholder, or another person (and in such case to prescribe the terms and conditions of exercising such option), or upon the occurrence of a designated event in cash, indebtedness, stock or other securities or other property, or in any combination thereof, and to make provisions, in the case of dividends or other distributions payable in stock or other securities, for adjustment of the dividend or distribution rate in such events as the Board of Directors shall determine;

              (iv) To fix the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed or converted, which may be

                   (1)  at the option of the Corporation, the
              shareholder or another person or upon the occurrence of a designated event;

                   (2) for cash, indebtedness, securities, or other property or any combination thereof; and

                   (3)  in a designated amount or in an amount
              determined in accordance with a designated formula or by reference to extrinsic data or events;

              (v) To fix the amount or amounts payable upon the shares of such series in the event of any liquidation, dissolution or winding up of
         the Corporation and the relative rights of priority, if any, of payment upon shares of such series in relation to Common Shares and shares of any other series of special shares; and to determine whether or not any such preferential rights upon dissolution need be considered in determining whether or not the Corporation may make dividends, repurchases or other distributions;

              (vi) To determine whether or not the shares of such series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of such series and, if so entitled, the amount of such fund and the manner of its application;

              (vii)   To  determine  whether  or  not  the   issue  of  any
additional
         shares of such series or of any other series in addition  to  such series
         shall be subject to restrictions in addition to restrictions, if any, on the issue of additional  shares  imposed  in  the  provisions of these
Articles of
         Incorporation  fixing  the  terms  of  any outstanding  series  of
Special
         Shares theretofore issued pursuant to this  Section  5.5  and,  if subject to
         additional   restrictions,   the   extent   of   such   additional
restrictions; and

              (viii) Generally to fix the other preferences or rights,  and any
         qualifications, limitations or restrictions of such preferences or rights, of such series to the full extent permitted by the Corporation Law; provided, however, that no such preferences, rights, qualifications,
         limitations or restrictions shall be in conflict with these Articles of
         Incorporation or any amendment hereof.

         (b) Special Shares of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the
    Corporation, or which, if convertible, have been converted into shares of the
    Corporation of any other class or series, may be reissued as a part of such series or of any other series of Special Shares, subject to such limitations (if any) as may be fixed by the Board of Directors with respect to such series of
    Special Shares in accordance with subsection (a) of this Section 5.5.


                            ARTICLE VI

                            Directors

         Section 6.1. Number. The initial Board of Directors shall be comprised of two
(2) members, which number may be changed by amendment to the By-Laws.

         Section 6.2. Qualifications. Directors need not be shareholders of the
Corporation or residents of this or any other state in the United States.

         Section 6.3. Vacancies. Vacancies occurring in the Board of Directors shall be filled in the manner provided in the By-Laws or, if the By-Laws do not provide for the filling
of vacancies, in the  manner  provided by the Corporation Law.  The By-Laws may also
provide that in certain circumstances specified therein, vacancies occurring in the Board of
Directors may be filled by vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders.

         Section 6.4. Liability of Directors. A Director's responsibility to the
Corporation shall be limited to discharging his or her duties as a Director, including his duties as a member of any committee of the Board of Directors upon which he or she may serve, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the Director reasonably believes to be in the best interests of the Corporation, all based on the facts then known to the Director.

         In discharging his or her duties, a Director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:

         (a) One (1) or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters
    presented;

         (b) Legal counsel, public accountants, or other persons as to matters the Director reasonably believes are within such person's professional or expert competence; or

         (c) A committee of the Board of which the Director is not a member if the Director reasonably believes the Committee merits confidence;

but a Director is not acting in good faith if the Director has knowledge concerning the matter
in question that makes reliance otherwise permitted by this Section 6.4 unwarranted. A
Director may, in considering the best interests of the Corporation, consider the effects of any
action   on  shareholders,  employees,  suppliers  and  customers  of   the
Corporation, and
communities in which offices or other facilities of the Corporation are located, and any other factors the Director considers pertinent.

         A Director shall not be liable for any action taken as a Director, or any failure to take any action, unless (a) the Director has breached or failed to perform the duties of the
Director's office in compliance with this Section 6.4, and (b) the breach or failure to perform constitutes willful misconduct or recklessness.

         Section 6.5.   Removal  of  Directors.   Any  one  or  more of the
members of the
Board of Directors may be removed, with or without cause, only at a meeting of the
shareholders called expressly for that purpose, by the affirmative vote of the holders of outstanding shares representing at least a majority of all the votes then entitled to be cast at an
election of Directors. No Director may be removed except as provided in this Section 6.5.

         Section 6.6. Election of Directors by Holders of Special Shares. The holders of one (1) or more series of Special Shares may be entitled to elect all or a specified number of Directors, but only to the extent and subject to limitations as may be set forth in the provisions of these Articles of Incorporation adopted by the Board of Directors pursuant to
Section 5.5 hereof describing the terms of the series of Special Shares.


                           ARTICLE VII

              Provisions for Regulation of Business
              and Conduct of Affairs of Corporation

         Section 7.1. Meetings of Shareholders. Meetings of the shareholders of the
Corporation shall be held at such time and at such place, either within or without the State of
Indiana, as may be stated in or fixed in accordance with the By-Laws of the Corporation and specified in the respective notices or waivers of notice of any such meetings.

         Section 7.2. Special Meetings of Shareholders. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Corporation
Law, may be called at any time by the Board of Directors or the person or persons authorized to do so by the By-Laws and shall be called by the Board of Directors if the Secretary of the
Corporation receives one (1) or more written, dated and signed demands for a special meeting, describing in reasonable detail the purpose or purposes for which it is to be held, from the holders of shares representing at least twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.
If
the Secretary receives one (1) or more proper written demands for a special meeting of shareholders, the Board of Directors may set a record date for determining shareholders entitled to make such demand.

         Section 7.3. Meetings of Directors. Meetings of the Board of Directors of the
Corporation shall be held at such place, either within or without the State of Indiana, as may be authorized by the By-Laws and specified in the respective notices or waivers of notice of any such meetings or otherwise specified by the Board of Directors. Unless the By-Laws provide otherwise (a) regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting and (b) the notice for a special meeting need not describe the purpose or purposes of the special meeting.

         Section 7.4. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or shareholders, or of any committee of such
Board, may be taken without a meeting, if the action is taken by all members of the Board or all shareholders entitled to vote on the action, or by all members of such committee, as the case may be. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each Director, or all the shareholders entitled to vote on the action, or by each member of such committee, as the case may be, and, in the case of action by the
Board of Directors or a committee thereof, included in the minutes or filed with the corporate records reflecting the action taken or, in the case of action by the shareholders, delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section 7.4 is effective when the last director, shareholder or committee member, as the case may be, signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date.
Such consent shall have the same effect as a unanimous vote of all members of the Board, or all shareholders, or all members of the committee, as the case may be, and may be described as such in any document.

         Section 7.5. By-Laws. The Board of Directors shall have the exclusive power to make, alter, amend or repeal, or to waive provisions of, the By-Laws of the Corporation by
the affirmative vote of a majority of the entire number of Directors at the time, except as expressly provided by the Corporation Law. Any provisions for the regulation of the business and management of the affairs of the Corporation not stated in these Articles of
Incorporation
may be stated in the By-Laws. The Board of Directors may adopt Emergency By-Laws of the Corporation and shall have the exclusive power (except as may otherwise be provided therein) to make, alter, amend or repeal, or to waive provisions of, the Emergency By-Laws by the affirmative vote of a majority of the entire number of Directors at such time.

         Section 7.6.  Interest of Directors.

         (a) A conflict of interest transaction is a transaction with the Corporation in which a Director of the Corporation has a direct or indirect
    interest. A conflict of interest transaction is not voidable by the Corporation solely because of the Director's interest in the transaction if any one
(1) of the
    following is true:

              (1) The material facts of the transaction and the Director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction.

              (2) The material facts of the transaction and the Director's interest were disclosed or known to the shareholders entitled to vote and
         they authorized, approved, or ratified the transaction.

              (3)  The transaction was fair to the Corporation.

         (b) For purposes of this Section 7.6, a Director of the Corporation has an indirect interest in a transaction if:

              (1) Another entity in which the Director has a material financial interest or in which the Director is a general partner is a party
         to the transaction; or

              (2) Another entity of which the Director is a director, officer, or trustee is a party to the transaction and the transaction is, or is required to be, considered by the Board of Directors of the Corporation.

         (c) For purposes of Section 7.6(a)(1), a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote
    of a majority of the  Directors  on  the  Board of Directors (or on the
committee)
    who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under this section by a single Director.
    If a majority  of the Directors who have no direct or indirect interest in the
    transaction vote to authorize, approve, or ratify the transaction, a quorum shall be deemed present for the purpose of  taking  action under this Section
7.6.  The
    presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under
    Section   7.6(a)(1),   if  the  transaction  is  otherwise  authorized,
approved, or
    ratified as provided in such subsection.

         (d) For purposes of Section 7.6(a)(2), shares owned by or voted under the control of a Director who has a direct or indirect interest in the
    transaction, and shares owned by or voted under the control of an entity described in Section 7.6(b), may be counted in such a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction.

         Section 7.7. Nonliability of Shareholders. Shareholders of the Corporation are not personally liable for the acts or debts of the Corporation, nor is private property of shareholders subject to the payment of corporate debts.

         Section 7.8. Indemnification of Officers, Directors and Other Eligible Persons.

         (a) To the extent not inconsistent with applicable law, every Eligible
    Person shall be indemnified by the Corporation against all Liability and reasonable Expense that may be incurred by him or her in connection with or resulting from any Claim, (i) if such Eligible Person is Wholly Successful with respect to the Claim, or (ii) if not Wholly Successful, then if such Eligible
    Person is determined, as provided in either Section 7.8(f) or 7.8(g), to have acted in good faith, in what he or she reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests and, in addition, with respect to any criminal claim is determined to have had reasonable cause to believe that his or her conduct was lawful or had no
    reasonable cause to believe that his or her conduct was unlawful. The termination of any Claim, by judgment, order, settlement (whether with
or
    without court approval), or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that an
    Eligible Person did not meet the standards of conduct set forth in clause (ii) of this subsection (a). The actions of an Eligible Person with respect to an employee  benefit  plan  subject  to  the  Employee  Retirement  Income
Security Act
    of 1974 shall be deemed to have been taken in what the Eligible Person reasonably believed to be the best interests of the Corporation or at least not
    opposed to its best interests if the Eligible Person reasonably believed he or she was acting in conformity with the requirements of such Act or he or she reasonably believed his or her actions to be in the interests of the participants
    in or beneficiaries of the plan.

         (b) The term "Claim" as used in this Section 7.8 shall include every pending, threatened or completed claim, action, suit or proceeding and all appeals thereof (whether brought by or in the right of this Corporation or any other corporation or otherwise), civil, criminal, administrative or investigative, formal or informal, in which an Eligible Person may become involved, as a party or otherwise:

              (i) by reason of his or her being or having been an Eligible Person, or

             (ii) by reason of any action taken or not taken by him or her in his or her capacity as an Eligible Person, whether or not he or she continued in such capacity at the time such Liability or Expense shall
         have been incurred.

         (c)  The term "Eligible  Person" as used in this Section 7.8 shall mean
    every person (and the estate, heirs and personal representatives of such person)
    who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other organization or entity, whether for profit or not. An Eligible Person shall also be considered to have been serving an employee benefit plan at the request of the Corporation if his or her duties to the Corporation also imposed duties on, or otherwise involved services by, him or her to the plan or to participants in or beneficiaries of the plan.

         (d)  The terms "Liability" and "Expense" as used in  this  Section
7.8
    shall   include,  but  shall  not  be  limited  to,  counsel  fees  and disbursements and
    amounts of judgments, fines or penalties against (including excise taxes assessed with respect to an employee benefit plan), and amounts paid in settlement by or on behalf of, an Eligible Person.

         (e)   The term "Wholly Successful" as used  in  this  Section  7.8 shall
    mean (i) termination  of  any  Claim  against  the  Eligible  Person in question
    without any finding of liability or guilt against him, (ii) approval by a court or
    agency,   with  knowledge  of  the  indemnity  herein  provided,  of  a settlement of
    any Claim, or (iii) the expiration of a reasonable period of time after the threatened making of any Claim without commencement of an action, suit or proceeding and without any payment or promise made to induce a settlement.

         (f)   Every  Eligible  Person  claiming  indemnification hereunder
(other
    than  one  who has been Wholly Successful with respect  to  any  Claim)
shall be
    entitled to indemnification (i) if special independent legal counsel, which may be regular counsel of the Corporation or other disinterested person or persons, in either case selected by the Board of Directors, whether or not a disinterested quorum  exists  (such  counsel  or  person or persons being hereinafter called the
    "Referee"), shall deliver to the Corporation a written finding that such Eligible
    Person   has  met  the  standards  of  conduct  set  forth  in  Section
7.8(a)(ii), and
    (ii) if the Board of Directors, acting upon such written finding, so determines.
    The Board of Directors shall,  if  an  Eligible  Person  is found to be entitled to
    indemnification pursuant to the preceding sentence, also determine the reasonableness of the Eligible Person's Expenses. The Eligible Person
claiming
    indemnification shall, if requested, appear before the Referee, answer questions that the Referee deems relevant and shall be given ample opportunity to present
    to  the  Referee  evidence   upon   which   he   or   she   relies  for
indemnification.  The
    Corporation shall, at the request of the Referee, make available facts, opinions or other evidence in any way relevant to the Referee's finding that are within the possession or control of the Corporation.

         (g)  If an Eligible Person claiming indemnification pursuant to
    Section 7.8(f) is found not to be entitled thereto, or if the Board of Directors fails  to  select  a  Referee  under Section 7.8(f) within a reasonable amount of
    time  following  a  written request  of  an  Eligible  Person  for  the selection of a
    Referee, or if the Referee or the Board of Directors fails to make a determination under Section 7.8(f) within a reasonable amount of time following the selection of a Referee, the Eligible Person may apply for indemnification with respect to a Claim to a court of competent jurisdiction,
    including  a  court in which the Claim is pending against the  Eligible
Person.
    On receipt of an application, the court, after giving notice to the Corporation and giving the Corporation ample opportunity to  present  to  the court any
    information or evidence relating to the claim for indemnification  that the
    Corporation   deems   appropriate,  may  order  indemnification  if  it
determines that
    the Eligible Person is entitled to indemnification with respect to the Claim because such Eligible Person met the standards of conduct set forth in
    Section 7.8(a)(ii). If the court determines that the Eligible Person is entitled to indemnification, the court shall also determine the reasonableness of the
    Eligible Person's Expenses.

         (h)  The rights of indemnification provided in  this  Section  7.8 shall
    be in addition to any rights to which any Eligible Person may otherwise be
    entitled.   Irrespective  of  the  provisions  of this Section 7.8, the
Board of
    Directors may, at any time and from time to time, (i) approve indemnification of any Eligible Person to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions, and (ii) authorize the Corporation to purchase and maintain insurance on behalf of any Eligible Person against any Liability asserted against him or any Liability or Expense incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him against such Liability or Expense.

         (i) Expenses incurred by an Eligible Person with respect to any Claim, may be advanced by the Corporation (by action of the Board of Directors, whether or not a disinterested quorum exists) prior to the final
    disposition thereof upon receipt of an undertaking by or on behalf of the
    Eligible Person to repay such amount if he or she is determined not to be entitled to indemnification.

         (j) The provisions of this Section 7.8 shall be deemed to be a contract between the Corporation and each Eligible Person, and an
Eligible
    Person's  rights  hereunder  shall  not  be  diminished   or  otherwise
adversely
    affected  by any repeal, amendment or modification of this Section  7.8 that
    occurs subsequent to such person becoming an Eligible Person.

         (k) The provisions of this Section 7.8 shall be applicable to Claims made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.



                           ARTICLE VIII

                           Incorporator

         The name and post office address of the incorporator of the Corporation are as follows:

                      Number and Street        City, State
    Name                 or Building             Zip Code

Daniel L. Boeglin    300 N. Meridian St.,    Indianapolis, IN
                     Suite 2700              46204


                            ARTICLE IX

                     Miscellaneous Provisions

         Section 9.1. Amendment or Repeal. Except as otherwise expressly provided for in these Articles of Incorporation, the Corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change or repeal any provision contained in these
Articles of Incorporation to the extent and in the manner now or hereafter permitted or prescribed by statute, and all rights herein conferred upon shareholders are granted subject to such reservation.

         Section 9.2. Headings. The headings of the Articles and Sections of these
Articles of Incorporation have been inserted for convenience of reference only and do not in any way define, limit, construe or describe the scope or intent of any Article or Section hereof


         IN WITNESS WHEREOF, the undersigned, being the incorporator designated in Article IX, executes these Articles of Incorporation this 3rd day of August, 1993.


by:  /s/ Daniel L. Boeglin




This instrument was prepared by Daniel L. Boeglin, Attorney at Law, Baker & Daniels,
Suite 2700, 300 North Meridian Street, Indianapolis, Indiana 46204-1782.


ARTICLES OF AMENDMENT
                              OF THE
                    ARTICLES OF INCORPORATION
                                OF
                  LEASE ACQUISITION CORPORATION


         Lease Acquisition Corporation (the "Corporation"), existing pursuant to the Indiana Business Corporation Law and desiring to give notice of corporate action effectuating an amendment to its Articles of Incorporation, sets forth the following facts:
                            Article I

                         Amendment to the
                    Articles of Incorporation

         Section 1. The name of the Corporation prior to this amendment is Lease Acquisition Corporation.
         Section 2.  Article I of the Corporation's Articles of
Incorporation hereby is amended to read in its entirety as follows:
                            ARTICLE I
                               Name
         The name of the Corporation is Meridian Financial Corporation.

         Section 3. The amendment was approved by the Board of Directors and the shareholders of the Corporation on November 8, 1993. The effective date of the amendment shall be the date of filing of these Articles of Amendment with the office of the Secretary of State of the State of Indiana.
                            Article II
                   Manner of Adoption and Vote
         Section 1. The Corporation has only one class of capital stock issued and outstanding. The amendment to the Articles of Incorporation was adopted by the unanimous joint written consent of all of the Directors and all of the shareholders of the Corporation on November 8, 1993.
         Section 2. The manner of the adoption of the amendment to the Articles of Incorporation constitutes full legal compliance with the provisions of the Indiana Business Corporation Law and the Corporation's Articles of Incorporation and By-Laws.
         IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Amendment on November 8, 1993.

/s/Michael F. McCoy
President




oard of Directors constitutes full legal compliance with the provisions of the Indiana
Business Corporation Law and the Corporation's Articles of Incorporation and By-Laws.

                IN WITNESS WHEREOF,  the  undersigned  officer  of Meridian
Financial
Corporation has executed these Articles of Amendment this 24th day of November, 1993.

by:\s\ Michael F. McCoy, President



        EXHIBIT A


                Section 5.6. Terms of Series A Preferred Stock. The designation, preferences, limitations and relative voting and other rights of the shares of the first series of the authorized Special Shares of the Corporation (such series being hereinafter called the
"Series A Preferred Stock"), in addition to those set forth in these Articles of Incorporation which are applicable to Special Shares of all series, are hereby fixed as follows:

                (a) Designation and Amount. The shares of such series shall be designated "Series A Preferred Stock", and the number of authorized shares constituting such series shall be 1,000 shares.

                (b) Dividends. The holders of shares of the Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available therefor and as and when declared by the Board of Directors in its sole discretion, cash dividends at the rate of $40.00 per share per annum, payable quarterly in arrears on the last day of the months of March, June, September and December in each year, commencing December, 1993. Such dividends shall be cumulative from the date of original issue of the
Series A Preferred Stock and will be payable to the holders of record as they appear on the stock books of the Corporation on such record dates, not more than 50 days nor less than 10 days preceding the payment dates, as shall be fixed by the Board of Directors of the
Corporation.

                Dividends payable for any partial dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

                If dividends are not paid in full upon the Series A Preferred Stock and any other Special Shares ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon shares of Series A Preferred Stock and such other Special
Shares shall be declared pro rata so that in all cases the amount of dividends declared per share on the Series A Preferred Stock and such other Special Shares bear to each other the same ratio that accumulated dividends per share on the shares of Series A Preferred Stock and such other Special Shares bear to each other.

                Unless full cumulative dividends on the Series A Preferred Stock have been paid, no Common Shares of the Corporation or any other shares of the Corporation ranking junior to the Series A Preferred Stock as to dividends may be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for, or out of the net cash proceeds from the concurrent sale of, shares of the Corporation ranking junior to the Series A Preferred Stock as to dividends) and no dividends (other than in Common Shares or any other shares ranking junior to the
Series A Preferred Stock as to dividends) may be paid or declared and set aside for payment or other distribution made upon the Common Shares or on any other shares of the
Corporation ranking junior to the Series A Preferred Stock as to dividends.

                (c) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A
Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to shareholders, before any distribution or payment is made upon any Common
Shares or other Special Shares ranking junior in right of payment upon liquidation to the
Series A Preferred Stock, the sum of $400 per share plus accumulated and unpaid dividends. If upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series A Preferred Stock and any other Special Shares ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and of such other Special Shares will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series A
Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

                (d) Voting Rights. Except as required by applicable law, the holders of shares of the Series A Preferred Stock have no voting rights.

                (e) Optional Redemption. The Series A Preferred Stock may be redeemed on at least 10 and not more than 60 days' notice at the option of the Corporation, as a whole or in part, at any time or from time to time, at a redemption price of $400 per share plus accumulated and unpaid dividends. On and after the redemption date, the dividends cease to accumulate on shares of the Series A Preferred Stock called for redemption. In case of the redemption of less than all the outstanding shares of Series A Preferred Stock, the shares to be redeemed shall be determined by the Board of Directors of the Corporation, in its sole discretion. Notice of redemption shall be given by mail, postage prepaid, to the holders of record of the Series A Preferred Stock to be redeemed, to be addressed to each such stockholder at his post office address as shown by the records of the Corporation. If such notice of redemption shall have been duly given, and if on or before the redemption date specified in such notice the funds necessary for such redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after such redemption date, the shares so called for redemption shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to shares so called for redemption, including the rights, if any, to receive notices and to vote, shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable upon redemption thereof, without interest. Subject to the provisions hereof, the Board of Directors shall have authority to prescribe the manner in which the Series A Preferred Stock shall be redeemed from time to time.

                (f) No Sinking Fund. The Series A Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.





Board of Directors constitutes full legal compliance with the provisions of the Indiana
Business Corporation Law and the Corporation's Articles of Incorporation and By-Laws.

                IN WITNESS WHEREOF,  the  undersigned  officer  of Meridian
Financial
Corporation has executed these Articles of Amendment this 29th day of September, 1994.

by:\s\ Michael F. McCoy, President



        EXHIBIT A


                Section 5.7. Terms of Series B Preferred Stock. The designation, preferences, limitations and relative voting and other rights of the shares of the second series of the authorized Special Shares of the Corporation (such series being hereinafter called the "Series B Preferred Stock"), in addition to those set forth in these Articles of Incorporation which are applicable to Special Shares of all series, are hereby fixed as follows:

                (a) Designation and Amount. The shares of such series shall be designated "Series B Preferred Stock", and the number of authorized shares constituting such series shall be 1,500 shares.

                (b)     Dividends.  The  holders  of shares of the Series B
Preferred
Stock shall be entitled to receive, out of the assets of the Corporation legally available therefor and as and when declared by the Board of Directors in its sole discretion, cash dividends at the rate of $80.00 per share per annum, payable quarterly in arrears on the last day of the months of March, June, September and
December in each year, commencing December, 1994. Such dividends shall be cumulative from the date of original issue of the Series B Preferred Stock and will be payable to the holders of record as they appear on the stock books of the Corporation on such record dates, not more than 50 days nor less than 10 days preceding the payment dates, as shall be fixed by the Board of Directors of the Corporation.

                Dividends payable for any partial dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

                The Series B Preferred Stock shall rank on a parity as to dividends with the Series A Preferred Stock. If dividends are not paid in full upon the Series B
Preferred Stock and any other Special Shares ranking on a parity as to dividends with the Series B Preferred Stock (including the Series A Preferred Stock), all dividends declared upon shares of Series B Preferred Stock and such other Special
Shares shall be declared pro rata so that in all cases the amount of dividends declared per share on the Series B Preferred Stock and such other Special Shares bear to each other the same ratio that accumulated dividends per share on the shares of Series B Preferred Stock and such other Special Shares bear to each other.

                Unless full cumulative dividends on the Series B Preferred Stock have been paid, no Common Shares of the Corporation or any other shares of the Corporation ranking junior to the Series B Preferred Stock as to dividends may be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the
Corporation (except by conversion into or exchange for, or out of the net cash proceeds from the concurrent sale of, shares of the Corporation ranking junior to the
Series B Preferred Stock as to dividends) and no dividends (other than in Common
Shares or any other shares ranking junior to the Series B Preferred Stock as to dividends) may be paid or declared and set aside for payment or other distribution made upon the Common Shares or on any other shares of the Corporation ranking junior to the Series B Preferred Stock as to dividends.

                (c) Liquidation Rights. In the event of any liquidation, dissolution or  winding up of the Corporation, whether voluntary  or  involuntary,  the holders of
Series B Preferred Stock shall be entitled to receive, out of the assets of the
Corporation available for distribution to shareholders, before any distribution or payment is made upon any Common Shares or other Special Shares ranking junior in right of payment upon liquidation to the Series B Preferred Stock, the sum of
$1,000 per share plus accumulated and unpaid dividends.

                The Series B Preferred Stock shall rank on a parity as to distributions on liquidation, dissolution or winding up with the Series A Preferred Stock. If upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series B Preferred Stock and any other Special Shares ranking as to any such distribution on a parity with the Series B Preferred Stock (including the Series A Preferred Stock) are not paid in full, the holders of the Series B
Preferred Stock and of such other Special Shares will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series B Preferred
Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

                (d) Voting Rights. Except as provided in this Section 5.7(d) or as required by applicable law, the holders of shares of the Series B Preferred Stock have no voting rights.

                The holders of Series B Preferred Stock, voting as a class, shall be entitled to elect one Director at each meeting of the shareholders of the Corporation at which Directors are elected, but (except as provided below) shall not be entitled to vote upon the election of the remaining Directors.

                Unless otherwise specified in this Section 5.7(d), in any case in which the holders of the Series B Preferred Stock have voting rights, each outstanding share of Series B Preferred Stock shall, when validly issued by the Corporation, entitle the record holder thereof to one vote.

                If the Corporation fails to declare and pay two consecutive quarterly dividends on the Series B Preferred Stock, then beginning on the day after the second of such dividends should have been but was not paid and continuing until the day on which all accumulated but unpaid dividends have been paid, the holders of the Series B Preferred Stock shall be entitled to vote, together with the holders of
Common Shares as a single voting group, on all matters on which the holders of
Common Shares are entitled to vote. The aggregate number of votes to be cast by the holders of the Series B Preferred Stock shall be equal to forty percent (40%) of the total number of votes entitled to be cast by such single voting group; and each share of Series B Preferred Stock shall entitle the record holder thereof to cast one-fifteen hundredth (1/1500) of such aggregate number of votes.

                (e)  No Sinking Fund.   The  Series B Preferred Stock shall
not be
entitled to the benefits of any retirement or sinking fund.


ARTICLES OF AMENDMENT OF THE
                    ARTICLES OF INCORPORATION
                OF MERIDIAN FINANCIAL CORPORATION

         Meridian Financial Corporation (hereinafter referred to as the "Corporation"), existing  pursuant  to the Indiana Business Corporation Law and desiring to give
notice of
corporate  action  effectuating   an   amendment   of   its   Articles   of
Incorporation, sets
forth the
following facts:

                            Article I
                            Amendment

         Section 1. The name of the Corporation following this amendment continues to be Meridian Financial Corporation.

         Section 2. Upon effectiveness of these Articles of Amendment, the Corporation's Articles of Incorporation shall be amended by adding a new Section
5.8 thereto,
the exact text of which is attached as Exhibit A.

         Section 3. The foregoing amendment was duly adopted by the Corporation's
Board of Directors on March 24, 1997. The effective date of such amendment shall be the date of filing of these Articles of Amendment with the office of the Secretary of State of the
State of Indiana.

                            Article II
                   Manner of Adoption and Vote

         Section 1. The amendment was adopted by the Corporation's Board of
Directors without shareholder action, and shareholder action was not required.

         Section 2. The manner of adoption of the amendment by the Corporation's
Board of Directors constitutes full legal compliance with the provisions of the
Indiana
Business Corporation Law and the Corporation's Articles of Incorporation and By-
Laws.

         IN WITNESS WHEREOF, the undersigned officer of Meridian Financial Corporation has executed these Articles of Amendment this 27th day of March,
1997.


by:\s\ Gerald W. Gerichs, Vice President, Secretary and Treasurer


                                                        EXHIBIT A



         Section 5.8. Terms of Series C Convertible Preferred Stock. The designation, preferences, limitations and relative voting and other rights of the shares of the third series of the authorized Special Shares of the Corporation (such series being hereinafter called the "Series C
Convertible Preferred Stock"), in addition to those set forth in these Articles of
Incorporation which are
applicable to Special Shares of all series, are hereby fixed as follows:

    1. Number of Shares. The series of Special Shares designated and known as
"Series C
Convertible Preferred Stock" shall consist of 3,000 shares.

    2.   Voting.

         2.1 General. Except as may be otherwise provided in these terms of the Series
C
Convertible Preferred  Stock  or  by  the  Corporation  Law,  the  Series C
Convertible
Preferred Stock shall
vote together with the Common Shares (which are referred to hereinafter as the
"Common Stock") as a
single class on all actions to be taken by the shareholders of the Corporation. Each share of Series C
Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series C Convertible Preferred Stock is then convertible.

         2.2   Board  Size.    The   Corporation  shall  not,  without  the
affirmative vote of the
holders
of  at  least  two-thirds  of  the  then outstanding  shares  of  Series  C
Convertible
Preferred Stock, voting
separately  as  a  series,  increase  the   maximum   number  of  directors
constituting the
Board of Directors to
a number in excess of five.

    3.    Dividends.   The  holders  of the Series C Convertible  Preferred
Stock shall be
entitled to
receive, out of funds legally available therefor, dividends at the same rate as dividends (other than dividends paid in additional shares of Common Stock) are paid with respect to the
Common Stock
(treating each share of Series C Convertible Preferred Stock as being equal to the number of shares of
Common Stock (including fractions of a share) into which each share of Series C
Convertible Preferred
Stock is then convertible).

    4.   Liquidation.  Upon any liquidation,  dissolution  or winding up of the
Corporation, whether
voluntary or involuntary, the holders of the shares of Series C Convertible Preferred
Stock shall be
entitled, before any distribution or payment is made upon any stock ranking on
liquidation junior to the
Series C Convertible Preferred Stock, to be paid an amount equal to the greater of (i)
$1,000 per share
plus, in the case of each share, an amount equal to all dividends declared but unpaid thereon, computed
to the date payment thereof is made, or (ii) such amount per share as would have
been payable had each
such  share  been  converted  to  Common  Stock  pursuant  to  paragraph  6 immediately
prior to such
liquidation, dissolution  or  winding  up,  and  the  holders  of  Series C
Convertible
Preferred Stock shall not
be entitled to any further payment, such amount payable with respect to one share
of Series C Convertible
Preferred  Stock  being  sometimes referred to as the "Liquidation Payment"
and with
respect to all shares
of Series C Convertible Preferred Stock being sometimes referred to as the "Liquidation Payments". If upon  such liquidation, dissolution  or  winding  up  of  the  Corporation, whether
voluntary or involuntary,
the assets  to  be  distributed  among  the holders of Series C Convertible
Preferred
Stock shall be insufficient
to permit payment to the holders of Series C Convertible Preferred Stock of the
amount distributable as
aforesaid, then the entire assets of the  Corporation  to be so distributed shall be
distributed ratably among
the holders of Series C Convertible Preferred Stock and any shares of stock of the
Corporation ranking
on parity with such shares of Series C Convertible Preferred  Stock  as  to payments
upon any liquidation,
dissolution or winding up of the Corporation. Upon any such liquidation, dissolution or winding up of
the Corporation, after the holders of Series C Convertible Preferred Stock shall have been paid in full the
amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed
to  the holders of stock ranking on liquidation  junior  to  the  Series  C
Convertible
Preferred Stock.  Written
notice  of  such  liquidation, dissolution or winding up, stating a payment date, the
amount of the
Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be delivered
in  person,  mailed  by   certified  or  registered  mail,  return  receipt
requested, or sent by
telecopier, not less
than 20 days prior to the payment date stated therein, to the holders of record of
Series C Convertible
Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. For purposes hereof, shares of Common Stock shall rank on liquidation junior to the
Series C Convertible Preferred Stock, unless the Liquidation Payments are calculated pursuant to clause
(ii) above, in which case shares of Common Stock shall rank on liquidation on parity with the Series C
Convertible Preferred Stock. The Series A Preferred Stock and the Series B Preferred Stock shall rank on liquidation junior to the Series C Convertible Preferred Stock.

    5.    Restrictions.   At  any  time when shares of Series C Convertible
Preferred Stock
are
outstanding, except where the vote of the holders of a greater number of shares of the Corporation is required by law or by the Articles of Incorporation of the Corporation, and in addition to any other vote required by law or the Articles of Incorporation of the Corporation, without the approval of the holders of at least two-thirds of the then outstanding shares of Series C Convertible
Preferred Stock, voting
separately as a series, the Corporation will not:

              (i)   create,  authorize   the   creation  of  or  issue  any
additional shares of any
class
         or series of shares of stock unless the  same  ranks junior to the
Series C
Convertible
         Preferred  Stock  as  to  the  distribution  of  assets   on   the
liquidation, dissolution
or winding
         up of the Corporation, or increase the authorized amount of the Series C
Convertible
         Preferred Stock or increase the authorized amount of any class or series of shares of stock unless the same ranks junior to the Series C Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the
Corporation, or
         create or authorize any obligation or security convertible into shares of Series
C
         Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series C Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization, issuance or increase shall be by means of amendment to the
         Articles of Incorporation of the Corporation or by merger, consolidation or otherwise;

              (ii) consent to any liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities or sell, lease, abandon, transfer or otherwise dispose of all or substantially all of its assets;

              (iii)       amend,   alter   or   repeal   its   Articles  of
Incorporation;

              (iv) purchase or set aside any sums for the purchase of, or pay any dividends or make any distribution on, any shares of stock other than the Series C
Convertible
         Preferred Stock, except for (x) dividends or other distributions payable on the
Common
         Stock solely in the form of additional shares of Common Stock, (y) regular quarterly dividends on shares of Series A Preferred Stock outstanding as of the date these terms of
         Series C Convertible Preferred Stock are filed with the Indiana Secretary of
State, in
         accordance  with the terms of such Series A Preferred  Stock,  and
(z) redemption
of the
         Series B Preferred Stock substantially contemporaneously with the issuance and sale of the Series C Convertible Preferred Stock; or

              (v)  redeem or otherwise  acquire  any  shares  of  Series  C
Convertible
Preferred
         Stock except as expressly authorized in paragraph 7 hereof or pursuant to a purchase offer made pro rata to all holders of the shares of Series C Convertible Preferred
Stock on the
         basis of the aggregate number of outstanding shares of Series C Convertible
Preferred
         Stock then held by each such holder.

    6.    Conversion.   The  holders  of  shares  of  Series  C Convertible
Preferred Stock
shall have the
following conversion rights:

         6.1 Right to Convert. Subject to the terms and conditions of this paragraph 6, the
holder of any share or shares of Series C Convertible Preferred Stock shall have the right, at its option
at any time, to convert any  such  shares of Series C Convertible Preferred
Stock
(except that upon any
liquidation of the Corporation the right of conversion shall terminate at the close of business on the
business day fixed for payment of the amount distributable on the Series C Convertible Preferred Stock)
into such number of fully paid and nonassessable  shares of Common Stock as is
obtained by (i)
multiplying the number of shares of Series C Convertible Preferred Stock so to be
converted by $1,000
and (ii) dividing the result by the conversion price of $1,000 per share or, in case an adjustment of such
price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price
as last adjusted and in effect at the date any share or shares of Series C Convertible
Preferred Stock are
surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion
Price").   Such  rights of conversion shall  be  exercised  by  the  holder thereof by giving
written notice that
the holder elects  to  convert  a  stated  number  of  shares  of  Series C
Convertible
Preferred Stock into shares
of Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the
Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series C Convertible
Preferred Stock) at any time
during its usual business hours, together with a statement of the name or names
(with address) in which
the certificate or certificates for shares of Common Stock shall be issued.

         6.2 Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in subparagraph 6.1 and surrender of the certificate or certificates for the share or shares of Series C Convertible Preferred Stock to be converted, the
Corporation shall issue and
deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common
Stock issuable upon
the conversion of such share or shares of Series C Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion
Price shall be
determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of
Series C Convertible
Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

         6.3  Fractional Shares; Partial Conversion.  No fractional  shares shall be
issued upon
conversion  of  Series  C Convertible Preferred Stock into shares of Common
Stock.  At
the time of each
conversion, the Corporation  shall  pay  in  cash  an  amount  equal to all dividends,
accrued and unpaid on
the shares of Series C Convertible Preferred Stock surrendered for conversion to the date upon which such
conversion  is  deemed  to  take place as provided in subparagraph 6.2.  In case the
number of shares of
Series C Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to
subparagraph  6.1  exceeds  the number of shares converted, the Corporation shall,
upon such conversion,
execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series C Convertible Preferred Stock represented by the
certificate or certificates
surrendered which are not to  be  converted.   If  any  fractional share of
Common Stock
would, except for
the provisions of the first sentence of this subparagraph 6.3, be delivered upon such conversion, the
Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series C
Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the
Corporation.

         6.4 Adjustment of the Conversion Price. Except as provided in subparagraph
6.5, if
and whenever the Corporation shall issue or sell, or is deemed to have issued or sold, at any time, whether in a public or private offering or sale or otherwise, any shares of Common Stock for a consideration per share less than the lesser of (i) the Conversion Price in effect immediately prior to such issue or sale and
(ii) the Fair Market Value (as herein defined) of a share of Common Stock immediately prior to such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced by an amount equal to: (x) the difference between (1) the greater of (A) the Conversion Price in effect immediately prior to such issue or sale or (B) the Fair Market Value of a share of Common Stock immediately prior to such issue or sale and (2) the price at which the Corporation issued or sold, or is deemed to have issued or sold, such share of Common Stock; multiplied by (y) the number of shares of Common Stock issued
(including the maximum number of shares issuable upon the exercise of Options (as defined herein) or conversion of Convertible Securities (as defined herein)) at such price; and divided by the number of shares of Common Stock (determined on a fully-diluted basis) outstanding immediately prior to such issuance or sale. Such adjustment shall be made successively each time any event described in this subparagraph 6.4 shall occur. For purposes of applying the foregoing provisions of this subparagraph 6.4, the following subparagraphs shall be applicable:

              (i) In case at any time the Corporation shall in any manner grant (whether directly or by assumption  in  a merger or otherwise) any warrants or other
rights to
         subscribe for or to purchase, or any options for the purchase of, shares of
Common Stock
         or any stock or security convertible into or exchangeable for shares of Common
Stock
         (such warrants, rights or options being called "Options" and such convertible or
         exchangeable   stock   or  securities  being  called  "Convertible
Securities"), whether
or not
         such Options or the right to convert or exchange any such Convertible
Securities are
         immediately exercisable, and the price per share for which shares of Common
Stock are
         issuable upon the exercise of such Options or upon the conversion or exchange of such
         Convertible Securities (determined by dividing (A) (x) in the case of an Option not relating to Convertible Securities, the total amount, if any, received or receivable by the
         Corporation as consideration for the granting of all such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options or (y) in the case of an Option relating to Convertible
Securities, the
         total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the
Corporation upon the
         issue or sale of all such Convertible Securities and upon conversion or exchange of all such Convertible Securities by (B) the total maximum number of shares of
Common
         Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the lesser of (1) the Conversion Price in effect immediately prior to the granting of such Options and (2) the Fair Market Value of a share of Common Stock in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible
Securities
         issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding.  Except  as  otherwise provided in subparagraph
(iii) below,
no further
         adjustment of the Conversion Price shall be made upon the actual issue of such
Common
         Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such shares of Common Stock upon conversion or exchange of such
Convertible
         Securities.

              (ii) In case at any time the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible
Securities,
         whether  or  not  the  rights  to  exchange  or convert  any  such
Convertible
Securities are
         immediately exercisable, and the price per share for which shares of Common
Stock are
         issuable upon such conversion or exchange (determined  by dividing
(A) the
total amount
         received or receivable by the Corporation as consideration for the issue or sale of all such
         Convertible  Securities,  plus  the  minimum  aggregate amount  of additional
consideration,
         if any, payable to the Corporation upon the conversion or exchange thereof by
(B) the
         total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the lesser of (1)
the
         Conversion Price in effect immediately prior to such issue or sale and (2) the
Fair Market
         Value of a share of Common Stock in effect immediately prior to the time of such issue
         or sale, then the  total  maximum number of shares of Common Stock issuable
upon
         conversion or exchange of all such Convertible Securities shall be deemed to have been
         issued for such price per share as of the date of the issue or sale of such
Convertible
         Securities and thereafter shall be deemed to be outstanding, provided that (x)
except as
         otherwise  provided  in  subparagraph  (iii)   below,  no  further
adjustment of the
Conversion
         Price shall be made upon the actual issue of such shares of Common Stock upon conversion or exchange of such Convertible Securities and (y) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such
         Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to any other provisions of this subparagraph 6.4, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

              (iii) Upon the happening of any of the following events, namely, if the
         purchase  price  provided  for  in  any  Option  referred   to  in
subparagraph (i)
above, the
         number   of  shares  of  Common  Stock  or  number  or  amount  of
Convertible
Securities
         subject to such Option, the additional consideration, if any, payable upon the exercise of
         any Option referred to in subparagraph (i) above which relates to Convertible
Securities,
         the additional consideration, if any, payable upon the conversion or exchange of any
         Convertible Securities referred to in subparagraph (i) or (ii) above, or the rate at which
         Convertible Securities referred  to  in  subparagraph  (i) or (ii)
above are
convertible into or
         exchangeable for shares of Common Stock, shall change at any time (including, but not
         limited to, changes under or by reason of provisions designed to protect against dilution),
         the Conversion Price in effect at the time of such event shall forthwith be readjusted to
         the Conversion Price which would have been in effect at such time (subject to any other
         adjustments under the other provisions of this subparagraph 6.4 subsequent to the time of
         such initial grant, issue or sale) had such Options or Convertible Securities still
         outstanding provided for such changed purchase price, additional consideration
or
         conversion rate, as the case may be, at the time initially granted, issued or sold, but only
         if as a result of such adjustment the Conversion Price then in effect hereunder is thereby
         reduced; and on the expiration of any Option or the termination of any right to convert
         or exchange Convertible Securities, the  Conversion  Price then in effect
hereunder shall
         forthwith be adjusted to the Conversion Price which would have been in effect at the time
         of such expiration or termination had such Option or Convertible Securities, to the extent
         outstanding immediately prior to such expiration or termination, never been issued and
         thereafter the shares of Common Stock theretofore issuable upon the exercise of such
         Option  or  the  conversion   or   exchange  of  such  Convertible
Securities shall no
longer be
         deemed to be outstanding.

              (iv) In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Options or
Convertible
         Securities (except for (A) dividends or other distributions upon the Series C
Convertible
         Preferred Stock to the exclusion of any other class or series or, if other classes or series participate in such dividend or distribution, then dividends or distributions declared ratably
         (as determined in good faith by the Board of Directors of the Corporation) among the
         Series C Convertible Preferred Stock and such other classes or series, and (B) the issuance of stock dividends or distributions upon the outstanding shares of Common
Stock for
         which adjustment is made pursuant to any other paragraph or subsection hereof), the provisions of this subparagraph 6.4 shall be applicable, except that any
Options or
         Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration for purposes of calculating the consideration in subparagraphs (i) through (iii) above.

              (v)   In  case  any  shares   of  Common  Stock,  Options  or
Convertible Securities
         shall be issued or sold for cash, the consideration received therefor shall be deemed to be
         the amount received by the Corporation therefor, without deduction therefrom of any
         expenses incurred or any  underwriting  commissions or concessions paid or
allowed by the
         Corporation in connection therewith.  In case any shares of Common
Stock,
Options or
         Convertible Securities shall be issued or sold for a consideration other than cash, the
         amount of the consideration other than cash received by the Corporation, for purposes of
         calculating the consideration in subparagraphs (i) through (iii) above, shall be deemed to
         be the fair value of such consideration as determined reasonably and in good faith by the
         Board  of  Directors  of the Corporation, without deduction of any expenses
incurred or any
         underwriting commissions or concessions paid or allowed by the Corporation in
         connection   therewith.    In  case  any  Options  or  Convertible
Securities shall be
issued in
         connection with the issue and sale of other securities of the Corporation, together
         comprising   one   integral   transaction  in  which  no  specific
consideration is
allocated to such
         Options or Convertible Securities by the parties thereto, such Options and
Convertible
         Securities   shall   be  deemed  to  have  been  issued  for  such
consideration as
determined
         reasonably and in good faith by the Board of Directors of the Corporation.

              (vi) In case the Corporation shall take a record of the holders of shares of
         Common Stock or any other class of stock or series thereof of the Corporation for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock to be issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

              (vii)     The number of shares of Common Stock outstanding at
any time
shall not
         include shares of Common Stock owned or held by or for the account of the
Corporation,
         and the disposition of any such shares of Common Stock shall be considered an issue or
         sale  of   shares   of  Common  Stock  for  the  purpose  of  this
subparagraph 6.4

         6.5 Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of any issuances, from and after the date of filing of these terms of the
Series C Convertible
Preferred Stock, of (i) shares of Common Stock or Options to directors, officers, employees or consultants of the Corporation pursuant to a stock option or incentive plan approved by the affirmative vote of at least a majority of the outstanding shares of Series C Convertible Preferred Stock or (ii) shares of Common
Stock upon the exercise of any such Options.

         6.6   Subdivision  or Combination of Common Stock.   In  case  the
Corporation
shall at
any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common
Stock  into  a  greater number of shares, the Conversion  Price  in  effect immediately
prior to such subdivision
shall be proportionately reduced, and, conversely, in case the outstanding shares of
Common Stock shall
be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such
combination shall be proportionately  increased.   In  the case of any such
subdivision,
no further adjustment
shall be made pursuant to subparagraph 6.4(iv) by reason thereof.

         6.7   Fundamental  Changes.   In  case of any reclassification  or
change of the
outstanding
shares of Common Stock, sale or conveyance of  substantially all the assets of the
Corporation, or
consolidation or merger of the Corporation with  another corporation (each,
a
"Fundamental Change"), a
holder of a share of Series C Convertible Preferred  Stock then outstanding shall
thereafter have the right
to receive upon conversion the kind and amount of shares of stock and other securities and property receivable upon such Fundamental Change by a holder of the number of shares of
Common Stock which
the holder of such share of Series C Convertible Preferred Stock would have had the right to receive upon
conversion immediately prior to such Fundamental Change,  at  a price equal to the
Conversion Price then
in effect pertaining to such share of Series C Convertible Preferred Stock, provided, however, that the
Corporation shall not permit, or enter into an agreement which  will result in a
Fundamental Change unless
such Fundamental Change has been approved by the vote of the holders  of at least
two-thirds of the then
outstanding   shares  of  Series  C  Convertible  Preferred  Stock,  voting separately as a
single class.

         6.8  Fair  Market  Value.   For  purposes of this paragraph 6, the
"Fair Market
Value" of
a share of Common Stock shall be the fair market value of such a share as determined by the Board of
Directors of the Corporation in the good faith  exercise  of  its informed, business
judgment for the purposes
of  the  then  applicable  issuance  or  sale; provided, however, that  the
Corporation
shall, within five days of
such determination give to the holders of  Series  C  Convertible Preferred
Stock
written notice of such
determination  and the basis therefor; provided, further,  that  such  Fair
Market
Value shall be the fair
market value of such share of the Corporation determined by an appraisal if, within
15 days of receipt of
such notice, the holders of a majority of the shares of Series C Convertible Preferred
Stock then
outstanding shall so elect by service  of written notice on the Corporation to such
effect.  In the event that
the Fair Market Value of a share of Common Stock is, in accordance with the immediately preceding proviso,  to  be  determined  by  an appraisal,  such  appraisal  shall  be conducted by a
regionally or nationally
recognized  independent  appraiser with  experience  in  the  appraisal  of businesses
similar to those of the
Corporation and mutually acceptable to the Corporation and the holders of a majority of the shares of
Series  C Convertible Preferred  Stock  then  outstanding.   All  fees  and
expenses
associated with the appraisal
shall be  paid  by  the  Corporation.   The  valuation made in an appraisal
pursuant to
this subparagraph 6.8
shall be made in conformity with standard appraisal techniques in use at the time of such appraisal,
including,  without  limitation,  discounted  cash  flow analysis and shall apply the
market and economic facts
then  relevant.   The  Corporation  shall  cause  any  appraiser  appointed
pursuant to
this subparagraph 6.8 to
report  in  writing  to  the  Corporation  and  the  holders  of  Series  C
Convertible
Preferred Stock the results
of the appraisal, including the Fair Market Value of a share of Common Stock as of the time such determination is to be made in accordance with this subparagraph 6.8. Within five days after any appraiser appointed pursuant to this subparagraph 6.8 delivers its report to the
Corporation as to the Fair
Market Value of a share of Common Stock, the Corporation shall give to the holders of Series C
Convertible Preferred Stock a copy of such appraisal report. Such report shall be binding on the
Corporation and the holders of the Series C Convertible Preferred Stock.

         6.9 Notice of Adjustment. Upon any adjustment of the Conversion Price, then
and
in each such case the Corporation shall give written notice thereof, by delivery in person, certified or
registered mail, return receipt requested, or telecopier, addressed to each holder of shares of Series C
Convertible Preferred Stock at the address of such holder as shown by the records of the Corporation,
which  notice  shall  state   the  Conversion  Price  resulting  from  such
adjustment,
setting forth in reasonable
detail the method upon which such calculation is based.

         6.10 Other Notices. In case at any time: (i) the Corporation shall declare any dividend
upon  its  Common  Stock  payable  in  cash  or  stock or  make  any  other distribution to
the holders of its
Common Stock; (ii) the Corporation shall offer for subscription pro rata to the
holders of its Common
Stock any additional shares of stock of any class or other rights; (iii) there shall be any capital
reorganization or reclassification of the capital stock of the Corporation, or a
consolidation or merger of
the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or (iv) there shall be a voluntary or involuntary dissolution,
liquidation or winding up of the Corporation; then, in any one or more of said cases, the Corporation shall
give, by delivery in person, certified or registered mail, return receipt requested, or telecopier, addressed
to each holder of any shares of Series C Convertible Preferred Stock at the address of such holder as
shown by the records of the Corporation, (x) at least 20 days' prior written notice of the date on which
the books of the Corporation shall close or a record shall be taken for such dividend, distribution or
subscription rights  or  for  determining  rights to vote in respect of any such
reorganization, reclassification,
consolidation, merger, disposition, dissolution, liquidation or winding up and (y) in the case of any such
reorganization,   reclassification,  consolidation,  merger,   disposition,
dissolution,
liquidation or winding up,
at least 20 days' prior written notice of the date when the same shall take place.
Such notice in
accordance with the foregoing clause (x) shall also specify, in the case of any such dividend, distribution
or subscription rights,  the  date on which the holders of shares of Common
Stock
shall be entitled thereto
and such notice in accordance with the foregoing clause (y) shall also specify the date on which the
holders  of  shares  of  Common  Stock  shall be entitled to exchange their shares of
Common Stock for
securities  or  other  property  deliverable   upon   such  reorganization,
reclassification,
consolidation, merger,
disposition, dissolution, liquidation or winding up, as the case may be.

         6.11 Reservation of Shares. The Corporation shall at all times reserve from its authorized Common  Stock  a  sufficient  number  of  shares  to provide for conversion of
all Series C
Convertible Preferred Stock from time to time outstanding. As a condition precedent to the taking of any
action which would cause an adjustment reducing the Conversion Price, the Corporation will take such corporate action as may be necessary in order that it may validly and legally issue to holders of Series C
Convertible Preferred Stock upon conversion fully paid and non-assessable shares of
Common Stock at
such  adjusted  Conversion  Price.   If  the  Common  Stock  issuable  upon
conversion of
the Series C
Convertible Preferred Stock is listed on any national securities exchange or automated quotation system of NASD, the Corporation will cause, within 60 days of any such listing, and within
60 days of any
adjustment reducing the Conversion Price, all shares reserved for such conversion to be listed on such exchange or automated quotation system, subject to official notice of issuance upon such conversion.

         6.12 Taxes. The issuance of certificates for shares of Common Stock upon conversion of Series C Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series C Convertible Preferred Stock which is being converted.

         6.13 Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series C Convertible Preferred Stock or of any shares of Common
Stock issued or
issuable upon the conversion of any shares of Series C Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series C Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

         6.14 Definition of Common Stock. As used in this paragraph 6, the term
"Common
Stock" shall mean and include the Corporation's authorized Common Shares, without par value, as constituted on the date of filing of these terms of the Series C Convertible Preferred
Stock, and shall also
include any capital stock of any class of the Corporation thereafter authorized (other than the Series C
Convertible Preferred Stock) which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of
Common Stock receivable upon conversion of shares of Series C Convertible Preferred Stock shall include only shares designated as shares of Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6.7.

         6.15 Mandatory  Conversion.   If at any time the Corporation shall
effect a firm
commitment underwritten public offering  of shares of Common Stock in which
(i) the
aggregate price paid
for  such  shares by the public (net of underwriting  discounts  and  other expenses)
shall be at least
$25,000,000, (ii) the public offering price for such shares shall be at least three times the Conversion Price
in effect immediately prior to such public offering and (iii) the holders of at least two-thirds of the then
outstanding shares of Series C Convertible  Preferred  Stock  have approved the
selection of the managing
underwriter of such public offering, then effective upon the closing of the sale of such shares by the
Corporation  pursuant  to  such public offering, all outstanding shares  of
Series C
Convertible Preferred
Stock shall automatically convert  to  shares  of Common Stock on the basis set forth
in this paragraph 6.
Holders of shares of Series C Convertible Preferred  Stock so converted may deliver
to the Corporation
at its principal office (or such other office or agency  of the Corporation as the
Corporation may designate
by notice in writing to such holders) during its usual business hours, the certificate or certificates for the
shares   so   converted.    As  promptly  as  practicable  thereafter,  the
Corporation shall
issue and deliver to such
holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 6.3. Until such time as a holder of shares of Series C
Convertible Preferred Stock shall surrender his, her or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

    7.   Redemption.   The  shares  of Series C Convertible Preferred Stock
shall be
redeemed as
follows:

         7.1  Mandatory Redemption.   Each  holder  of  shares  of Series C
Convertible
Preferred
Stock shall have the right by written notice delivered to the Company (a "Redemption Notice") to request the Company to redeem all or any portion of the shares of Series C Convertible
Preferred Stock held by
such holder at any time following the earlier of (i) the sixth anniversary of the date of first issuance of any shares of Series C Convertible Preferred Stock or (ii) unless waived by the holders of at least 75% of the outstanding shares of Series C Convertible Preferred Stock, the occurrence of any of the following events:

              (a)  The  Corporation   shall  default  in the payment of any
installment of
         principal  or  interest  under  any  subordinated  note   of   the
Corporation issued
pursuant to the
         Securities  Purchase  Agreement  among  the  Corporation,  Inroads
Capital
Partners, L.P.,
         Mesirow Capital Partners VII, L.P., Edgewater Private Equity Fund II, L.P.,
Michael F.
         McCoy and William L. Wildman (the "Purchase Agreement") when the same shall become due and payable, and such default shall continue unremedied for a period of five business days after the date payment is due;

              (b) The Corporation shall default in the performance of any covenant, condition or agreement on its part to be performed or observed pursuant to the terms of the Purchase Agreement, unless waived pursuant to the Purchase Agreement, and such default shall continue unremedied for a period of ten business days after the delivery to the Corporation of written notice thereof;

              (c) Any representation or warranty made by the Corporation in the
Purchase
         Agreement shall fail to be true and correct in any material respect when made or deemed to have been made pursuant to the Purchase Agreement, unless waived pursuant to the
         Purchase Agreement;

              (d) The Corporation shall: (i) file a petition commencing a voluntary case under any chapter of Title 11 of the United States Code; (ii) make a general assignment
         for the benefit of creditors; (iii) admit in writing its inability to pay its debts as they
         mature;  (iv)  file  an  application   for,   or  consent  to  the
appointment of, any
receiver or a
         permanent or interim trustee of the Corporation, including, without limitation, the
         appointment or authorization of a trustee, receiver or agent under applicable law or under
         a contract to take charge of its property for the purpose of enforcing a lien against such
         property or for the purpose of general administration of such property for the benefit of
         its creditors; (v) file a petition seeking a reorganization of its financial affairs or to take
         advantage   of   any   bankruptcy,   reorganization,   insolvency,
readjustment of
debt, dissolution
         or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding  under such law or statute;  or
(vi) take any
corporate
         action for the purpose of effecting any of the foregoing;

              (e) An involuntary case is commenced against the Corporation by the filing of a petition under chapter 7 or chapter 11 of Title 11 of the United States
Code and
         within 60 days after the filing thereof either the petition is not dismissed or an order for
         relief is entered therein; or an order, judgment or decree is entered against the
Corporation
         or against all or any portion of its property, including, without limitation, the entry of an
         order, judgment or decree appointing or authorizing a trustee, receiver or agent to take
         charge  of  the property of the Corporation  for  the  purpose  of general
administration of
         such property or for the benefit of creditors of the Corporation and such order, judgment
         or decree shall continue unstayed and in effect for a period of 60 days; or an order,
         judgment or decree is  entered, without the approval or consent of the
Corporation,
         approving   or   authorizing   the   reorganization,   insolvency,
readjustment of debt,
dissolution
         or liquidation of the Corporation under any law or statute, and such order, judgment or decree shall continue unstayed and in effect for a period of 60 days; and

              (f) The Corporation shall sell, lease, abandon, transfer or otherwise dispose of all or substantially all of its assets, except in connection with any such transaction effected in the form of a securitization.

         7.2 Redemption Price and Payment. Shares of Series C Convertible Preferred
Stock
for which redemption is requested pursuant to subparagraph 7.1 shall be redeemed on the tenth business day following delivery to the Corporation of the Redemption Notice (the "Redemption
Date") by paying
on the Redemption Date an amount in cash equal to $1,000 per share plus (i) an amount equal to all dividends declared but unpaid thereon, computed to the date of redemption, (such amount being referred to as the "Redemption Price") and (ii) in the case of any failure by the Corporation to redeem such share on the Redemption Date, interest at a rate of 13.5%, compounded annually, on the
Redemption Price from
the Redemption Date through the actual date of redemption. The Redemption Price shall be paid only upon surrender of the certificate or certificates representing the shares to be redeemed. If fewer than all of the shares represented by a certificate are to be redeemed, then the Corporation shall issue a replacement certificate for the unredeemed shares.

         7.3  Redemption  Mechanics.   From and after the close of business
on the
Redemption
Date,  unless there shall have  been  a  default  in  the  payment  of  the
Redemption
Price, all rights of holders
of shares  of  Series  C  Convertible  Preferred Stock (except the right to receive the
Redemption Price) for
which  redemption  has been requested shall  cease  with  respect  to  such shares, and
such shares shall not
thereafter be transferred  on  the books of the Corporation or be deemed to be
outstanding for any purpose
whatsoever.   If  the  funds  of  the  Corporation  legally  available  for redemption of
shares of Series C
Convertible Preferred Stock on the  Redemption  Date  are  insufficient  to redeem the
number of outstanding
shares  of  Series  C  Convertible Preferred Stock for which redemption has been
requested, the holders of
shares of Series C Convertible  Preferred  Stock  for  which redemption has been
requested shall share ratably
in any funds legally available for redemption of such shares  according  to the
respective amounts which
would  be  payable  with respect to the full number of shares owned by them for which
redemption has been
requested.  The shares of Series C Convertible Preferred Stock not redeemed shall
remain outstanding and
entitled to all rights  and  preferences  provided  herein.   At  any  time
thereafter when
additional funds of the
Corporation are legally available for the redemption of such shares of Series C
Convertible Preferred
Stock, such funds will be used to redeem the balance of such shares for which redemption has been requested, or such portion thereof for which funds are then legally available, on the basis set forth above.

         7.4   Redeemed  or  Otherwise Acquired Shares to be Retired.   Any
shares of
Series C
Convertible Preferred Stock redeemed pursuant to this paragraph 7 or otherwise acquired by the
Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series C Convertible Preferred Stock.

    8.   Record Holders.   The  Corporation and its transfer agent, if any,
for the Series
C
Convertible Preferred Stock may deem and treat the record holder of any shares of
Series C Convertible
Preferred Stock as the sole true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.

    9.    Amendments.   No  provision  of  these  terms  of  the  Series  C
Convertible
Preferred Stock
may be amended, modified or waived without the affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series C Convertible Preferred Stock.






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